Exhibit 10.1

FORM OF

DIRECTOR INDEMNITY AGREEMENT

This Indemnification Agreement (this “Agreement”) is made as of January 24, 2011, by and between FairPoint Communications, Inc., a Delaware corporation (the “Company”), and [      ] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Second Amended and Restated By-laws of the Company (the “By-laws”) provide for or permit indemnification of Indemnitee, and Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”);

WHEREAS, Indemnitee does not regard the protection available under the Company’s By-laws and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity.  Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, any liability insurance and the indemnification provided in the DGCL, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.             Services to the Company.  Indemnitee will serve or continue to serve as a director of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed or terminated in accordance with the terms of the Company’s Certificate of Incorporation (the “Charter”), the By-laws or any applicable agreement with the Company.  For the avoidance of doubt, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by the Charter or By-laws or other agreements or commitments of the parties, if any.

2.             Definitions.   As used in this Agreement

(a)                             “Beneficial Ownership” shall have the meaning assigned to such term under Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  “Beneficially Own”, “Beneficial Owner” and other variants thereof shall have correlative meanings.

(b)                            A “Change in Control” means an event or series of events, after the date hereof, by which:

1)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis; or

2)    during any period of 12 consecutive months, a majority of the members of the Board or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of the Board or equivalent governing body on the first day of such period, (ii) whose election or nomination to the Board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body or (iii) whose election or nomination to the Board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the Board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board); or

3)    any person or two or more persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis representing 50% or more of the combined voting power of such securities.

(c)                            “Company” means FairPoint Communications, Inc. and its successors, and shall include, in the case of any merger or consolidation, the resulting corporation and surviving corporation.

(d)                            “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(e)                            “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f)                            “Enterprise” means the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary.

(g)                            “Expenses” means all retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery service fees, reasonable attorneys’ fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or in connection with seeking indemnification under this Agreement.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h)                            “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of Delaware corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses and Losses arising out of or relating to this Agreement or its engagement pursuant hereto.

(i)                            “Losses” means all losses, liabilities, judgments, damages, amounts paid in settlement, fines, penalties, interest, assessments, other charges or, with respect to an employee benefit plan, excise taxes or penalties assessed with respect thereto.

(j)                            “Person” includes an individual, entity, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization, and a governmental entity or any department agency or political subdivision thereof.

(k)                           The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any and all appeals related thereto (an “Action”), whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature and whether formal or informal, in which Indemnitee was, is or will be involved as a party or otherwise by reason of or relating to the fact that Indemnitee is or was a director, officer, employee, agent, trustee or fiduciary of the Company, by reason of or relating to any action taken by him or her, or of any action on his or her part while acting as director, officer, employee, agent, trustee or fiduciary of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another enterprise, in each case whether or not serving in such capacity at the time any Loss or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement; a Proceeding shall not include any Action commenced by or on behalf of Indemnitee against the Company; provided, however, that Proceeding shall include any such Action to enforce Indemnitee’s rights under this Agreement or to implead the Company in connection with any third party claim against Indemnitee.

(l)                           Reference to “enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, trustee, fiduciary or agent of the Company which imposes or causes duties or obligations to be imposed on, is deemed to impose duties or obligations on, or involves services by, such director, officer, employee, trustee, fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law.

(m)                           For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:

A.            to the fullest extent permitted by Section 145 of the DGCL or any section that replaces or succeeds Section 145 with respect to such matters of the DGCL, and

B.            to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers, directors, employees, agents, trustees, fiduciaries and other persons acting or serving at the Company’s request.

3.             Indemnity in Third-Party Proceedings.  The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a witness or participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses and Losses actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law.

4.             Indemnity in Proceedings by or in the Right of the Company.   The Company shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred or suffered by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein to the fullest extent permitted by law.  No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery, or any court in which the Proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5.             Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding and in addition to any other provisions of this Agreement and except as provided in Section 8, to the extent that Indemnitee was or is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, other than a termination or dismissal pursuant to a settlement in violation of Section 16(a), shall be deemed to be a successful result as to such claim, issue or matter.

6.             Indemnification For Expenses of a Witness.  Notwithstanding and in addition to any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith.

7.             Contribution in the Event of Joint Liability.

(a)      To the fullest extent permitted by applicable law, if the indemnification and hold harmless rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for Losses and/or Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee. To the fullest extent permitted by law, if the foregoing is not permitted by applicable law, the Company, in lieu of the foregoing, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees, trustees, fiduciaries and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(b)      To the fullest extent permitted by law, the Company hereby covenants and agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee.

8.             Exclusions.   Notwithstanding any provision of this Agreementto the contrary, the Company shall not be obligated under this Agreement:

(a)      to make any indemnity payment in connection with any claim made against Indemnitee for which payment has actually been made to or on behalf of (and not recovered from) Indemnitee under any insurance policy or other indemnity provision, except with respect to any deductible amount or excess beyond the amount actually paid under any insurance policy or other indemnity provision;

(b)      to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)      to make any indemnity or advancement that is prohibited by applicable law.

9.             Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Company shall advance the Expenses incurred by Indemnitee in connection with any Proceeding for which indemnification is or may be available pursuant to this Agreement within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included within the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all Expenses incurred pursuing an action to enforce this right of advancement.  Indemnitee hereby undertakes to repay the advance to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company in respect thereof.

10.          Selection of Counsel.  If the Company is obligated under this Agreement to pay, and pays the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, such approval not to be unreasonably withheld or delayed by Indemnitee.

11.          Procedure for Notification and Defense of Claim.

(a)      To obtain indemnification under this Agreement, an Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.    The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)      The Company will be entitled to participate in any Proceeding at its own expense.

12.          Procedure Upon Application for Indemnification.

(a)      Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 11(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case:  (i) if requested by Independent Counsel, or (ii) if no request is made by Indemnitee for a determination by Independent Counsel, (A) by the Board by a majority vote of a quorum of the Board consisting of Disinterested Directors or by a committee of Disinterested Directors appointed by the Board of Directors, or (B) if a quorum of the Board of Directors consisting of Disinterested Directors or a committee of Disinterested Directors is not obtainable or, even if obtainable, such quorum or committee of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (C) if a quorum of Disinterested Directors or a committee of Disinterested Directors so directs, by a majority vote of the stockholders of the Company.  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)      If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b).  If a Change in Control shall not have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected.  If a Change in Control shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof.  Upon the due commencement of any judicial Proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

13.          Presumptions and Effect of Certain Proceedings.

(a)      In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company must prove by clear and convincing evidence that the Indemnitee is not entitled to such indemnification.  Neither the failure of the Company (including its Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Disinterested Directors, a committee of such Disinterested Directors, Independent Counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)      If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 13(b) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a)(i) of this Agreement.

(c)         The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not meet any applicable standard of conduct under applicable law (or did or did not hold any particular state of knowledge referred to under applicable law).

(d)        Reliance as Safe Harbor.  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise.  The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)         Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent, trustee, fiduciary or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

14.          Remedies of Indemnitee.

(a)        If (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification (other than a determination by an Independent Counsel) shall have been made pursuant to Section 12(a) of this Agreement within 60 days after receipt by the Company of the request for indemnification, or (iv) following final disposition of a Proceeding, a claim for indemnification under Sections 3, 4, 5, 6, 7 or last sentence of Section 12(a) is not paid in full by the Company within sixty (60) calendar days after a written claim pursuant to 11(a) has been received by the Company, Indemnitee shall be entitled to an adjudication (or, in the case of clause (i), to seek an adjudication) by the Delaware Court of his or her entitlement to such indemnification or advancement of Expenses; provided, that nothing contained in this Section 14 shall be deemed to limit Indemnitee’s rights under Section 13(b).  Alternatively, Indemnitee, at his or her option, may seek an award in binding arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)        If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial Proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the Indemnitee’s undertaking in Section 9 hereof, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of Expenses shall be on the Company.

(c)         If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial Proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)        The Company shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement, under the Company’s charter or by-laws as in effect from time to time or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)         Interest shall be paid by the Company to Indemnitee at the prime rate as published from time to time in the Wall Street Journal for amounts which the Company indemnifies or is obliged to indemnify for the period commencing five (5) business days after the date on which Indemnitee requests indemnification, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

(f)         In any suit brought by the Company to recover an advancement of Expenses pursuant to the terms the undertaking in Section 9 hereof, the Company shall be entitled to recover such Expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.

15.          Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)        The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)        The Company shall, for as long as the Indemnitee may be subject to a Proceeding,  obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees, trustees, fiduciaries and agents of the Company with coverage for Losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement, provided, however, that the Company shall have no obligation to obtain or maintain such policies if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; provided, further, that no discontinuation or significant reduction in the scope or amount of coverage from one policy period to the next, to the extent such reduction affects the coverage of the Indemnitee, shall be effective (a) without the prior approval thereof by a majority vote of the Board or (b) upon a Change in Control, if the scope or amount of coverage of Indemnitee is not maintained to the maximum extent of the coverage available for any director, officer, employee, trustee, fiduciary or agent of the Company, without the prior written consent of the Indemnitee (not to be unreasonably withheld or delayed).  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all commercially reasonable necessary or desirable action to cause such insurers to pay, on behalf of the

Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.  In the event of a Change in Control, the Company shall purchase a “tail insurance policy” to maintain in force any and all insurance policies then maintained by the Company in providing insurance (including without limitation, if then maintained by the Company, insurance directors’ and officers’ liability, fiduciary, employment practices or otherwise) in respect of Indemnitee, for a period of six years thereafter.

(c)         In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)        The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)         The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

16.          Settlement.

(a)        The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding by the Indemnitee effected without the Company’s prior written consent.

(b)        The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy affecting or obligation of Indemnitee, or monetary Loss for which Indemnitee is not indemnified hereunder or (ii) with respect to any Proceeding with respect to which Indemnitee reasonably may be or is made a party, witness or participant or reasonably may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee.

(c)         Neither the Company nor Indemnitee shall unreasonably withhold or delay their consent to any proposed settlement.

17.          Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, trustee, fiduciary or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) one year after the final termination of any Proceeding, including any and all appeals, then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement relating thereto.

18.          Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his or her heirs, executors and administrators.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

19.          Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

20.          Enforcement.

(a)        The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or other key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or other key employee of the Company.

(b)        This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)         The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the court, and the Company hereby waives any such requirement of such a bond or undertaking.

21.          Effectiveness of Agreement.   This Agreement shall be effective as of the date set forth on the first page.

22.          Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties thereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

23.          Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

24.          Notices.   All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)                If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)                If to the Company to

FairPoint Communications, Inc.

521 E. Morehead Street, Suite 500
Charlotte, North Carolina 28202
Attention: General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

25.          Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration or Proceeding commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

26.          Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

27.          Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  The term including shall mean including without limitation.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

FAIRPOINT COMMUNICATIONS, INC.	INDEMNITEE

By:
Name:	Name:
Title:	Address:

Signature Page to Director Indemnity Agreement